Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion by reference in the Form S-8 Registration Statement of ZRCN Inc. (the “Company”) of our report dated August 21, 2023 relating to our audit of the balance sheet as of March 31, 2023, and statements of operations, stockholders’ equity and cash flows for the year ended March 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Assurance Dimensions

Certified Public Accountants

Margate, Florida

March 4, 2024